Moores Rowland

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of Currenc Group Inc. of our report dated April 14, 2025, relating to the consolidated financial statements of Currenc Group Inc. and Subsidiaries as of and for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/S/ MRI Moores Rowland LLP

Singapore

June 30, 2025

MRI Moores Rowland LLP (T14LL1146H)

72 Anson Road #07-04 Anson House, Singapore 079911
Web www.mooresrowland.sg Tel + 65 6221 6116

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Moores Rowland

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of Currenc Group Inc. of our report dated April 19, 2024, except for Notes 2(s), 2(gg) and 21, as to which the date is May 13, 2024 relating to the consolidated financial statements of Seamless Group Inc. and Subsidiaries as of and for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/S/ MRI Moores Rowland LLP

Singapore

June 30, 2025